UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, March 4, 2010, the Board of Directors (“Board”) of Sunoco, Inc. (“Sunoco”) approved the following director nominees to stand for election at the Annual Meeting of Shareholders scheduled for Thursday, May 6, 2010: Gary W. Edwards, Lynn L. Elsenhans, Ursula O. Fairbairn, Rosemarie B. Greco, John P. Jones, III, James G. Kaiser, John W. Rowe, and John K. Wulff. In this connection, Thomas P. Gerrity, a director of Sunoco since 1990, notified the Board of his decision to not stand for re-election as a director at the Annual Meeting. Dr. Gerrity’s decision was not the result of any disagreement with Sunoco. In addition, Robert J. Darnall, a Sunoco director since 2000, will not be standing for re-election due to Sunoco’s mandatory retirement policy for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: March 9, 2010	By:	/s/ Joseph P. Krott
Joseph P. Krott Comptroller